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                                                                      EXHIBIT 11
                          ZALE CORPORATION AND SUBSIDIARIES
                      Computation of Earnings Per Common Share
                   (amounts in thousands except per share amounts)

                                                        YEAR ENDED JULY 31,
                                                      -------------------------
                                                       1996      1995    1994
                                                      -------  -------  -------
Primary:
  Net earnings applicable to common stock             $43,898  $31,470  $21,557
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  Shares
    Weighted average number of common shares
     outstanding                                       35,068   34,969   34,965
    Assuming exercise of options reduced by the
     number of shares which could have been
     purchased with the proceeds from exercise
     of such options                                      648      382    - - -
    Assuming exercise of warrants reduced by
     the number of shares which could have been
     purchased with the proceeds from exercise
     of such warrants                                     749      498    - - -
                                                      -------  -------  -------
    Weighted average number of common shares
     outstanding as adjusted                           36,465   35,849   34,965
                                                      -------  -------  -------
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Net earnings per common share                         $  1.20  $  0.88  $  0.62
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Fully Diluted:
  Net earnings applicable to common stock             $43,898   31,470  $21,557
                                                      -------  -------  -------
                                                      -------  -------  -------

  Shares
    Weighted average number of common shares
     outstanding                                       35,068   34,969   34,965
    Assuming exercise of options reduced by the
     number of shares which could have been
     purchased with the proceeds from exercise
     of such options                                      720      559    - - -
    Assuming exercise of warrants reduced by
     the number of shares which could have been
     purchased with the proceeds from exercise
     of such warrants                                     830    1,037        -
                                                      -------  -------  -------
    Weighted average number of common shares
     outstanding as adjusted                           36,618   36,565   34,965
                                                      -------  -------  -------
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Net earnings per common share                         $  1.20  $  0.86  $  0.62
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